EXECUTION COPY

AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED INDENTURE
Amendment No. 2 to the Fourth Amended and Restated Indenture (this “Amendment”), dated as of May 5, 2015, among NATIONSTAR AGENCY ADVANCE FUNDING TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), THE BANK OF NEW YORK MELLON (“BNY Mellon”), a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”), as Calculation Agent (the “Calculation Agent”), as Paying Agent (the “Paying Agent”) and as Securities Intermediary (the “Securities Intermediary”), NATIONSTAR MORTGAGE LLC, a limited liability company organized in the State of Delaware (“Nationstar”), as Administrator on behalf of the Issuer (in such capacity, the “Administrator”) and as Servicer under the Designated Servicing Agreements (in such capacity, the “Servicer”), BARCLAYS BANK PLC, as Administrative Agent (“Barclays”) and CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent (“Credit Suisse” and together with Barclays, the “Administrative Agents”). Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Existing Indenture.
RECITALS
WHEREAS, the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Servicer, the Administrator and the Administrative Agent are parties to that certain Fourth Amended and Restated Indenture, dated as of January 31, 2013 (the “Existing Indenture,” as amended by Amendment No. 1, dated as of April 22, 2014 and by this Amendment, the “Indenture”);
WHEREAS, the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Servicer, the Administrator and the Administrative Agent have agreed, subject to the terms and conditions of this Amendment, that the Existing Indenture be amended to reflect certain agreed upon revisions to the terms of the Existing Indenture;
WHEREAS, Section 12.1(c) of the Indenture provides that the Issuer, the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent (in its sole and absolute discretion) may at any time enter into an amendment to the Indenture without the consent of any of the Noteholders or any other Person, upon: (1) delivery of an Issuer Tax Opinion for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Existing Indenture, or modifying in any manner the rights of the Noteholders of the Notes under the Indenture, (2) delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect on any Outstanding Notes and is not reasonably expected to have an Adverse Effect at any time in the future (“No Adverse Effect Officer’s Certificate”) and (3) the receipt of notice from each Note Rating Agency currently rating the Outstanding Notes confirming in writing to the Indenture Trustee that such amendment will not cause a Ratings Effect on any Outstanding Notes (“Rating Agency No-Downgrade Letter”). Additionally, pursuant to Section 12.3 of the Indenture, the Indenture Trustee is entitled to an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”);
WHEREAS, this Amendment is not effective until the execution and delivery of this Amendment by the parties hereto, the delivery of the Issuer Tax Opinion and the Authorization Opinion, the delivery of the No Adverse Effect Officer’s Certificate, and the receipt of the Rating Agency No-Downgrade Letter.
NOW, THEREFORE, the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Servicer, the Administrator and the Administrative Agents hereby agree, in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, that the Existing Indenture is hereby amended as follows:
Section 1.Amendments to Existing Indenture. Effective as of the Amendment 2 Effective Date, the Existing Indenture is hereby amended as follows:
1.1    Section 1.1 of the Indenture is hereby amended by deleting the definition of “Eligible Account” in its entirety and replacing it as follows:
Eligible Account: Any of (i) an account or accounts maintained with a depository institution with a short-term rating of at least “F1+” by Fitch, if rated by Fitch, or a long-term rating of at least “A” coupled with a short-term rating of at least “A-1” by S&P (or a long-term rating of at least “A+” if the short-term rating is not available), and that is (w) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws of the United States, (x) a banking or savings and loan association duly organized, validly existing and in good standing under the applicable laws of any state, (y) a national banking association duly organized, validly existing and in good standing under the federal banking laws of the United States, or (z) a principal subsidiary of a bank holding company; or (ii) a segregated trust account maintained in the trust department of a federal or state chartered depository institution or trust company in the United States, having capital and surplus of not less than $50,000,000, and meeting the rating requirements described in clause (i) above, acting in its fiduciary capacity. Any Eligible Accounts maintained with the Indenture Trustee shall conform to the preceding clause (ii). Should any account depository institution no longer meet the requirements set forth in this definition, either Administrative Agent shall designate a successor depository institution that meets the rating requirements described in clause (i) above and capital and surplus requirements described in clause (ii) above, by written notice to the Indenture Trustee.
1.2    Section 4.3(d) of the Base Indenture is hereby amended by adding the following after the first sentence thereof:
The Delinquency Advance Disbursement Account shall at all times qualify as an Eligible Account. If, at any time, the Delinquency Advance Disbursement Account has ceased to qualify as an Eligible Account, the Indenture Trustee shall within sixty (60) of the actual knowledge of a Responsible Officer of the Indenture Trustee or through receipt of such notice to the Indenture Trustee that the Delinquency Advance Disbursement Account has ceased to qualify as an Eligible Account, establish a new Delinquency Advance Disbursement Account qualifying as an Eligible Account and transfer any cash and any investments on deposit into such newly established Delinquency Advance Disbursement Account.
SECTION 2.    Conditions to Effectiveness of the Amendment. This Amendment shall become effective on the date hereof (the “Amendment 2 Effective Date”) subject to the satisfaction of the following conditions precedent:
2.1    the execution and delivery of this Amendment by all parties hereto;
2.2    the delivery of the Issuer Tax Opinion;
2.3    the delivery of the No Adverse Effect Officer’s Certificate;
2.4    the receipt of the Rating Agency No-Downgrade Letter; and
2.5    the delivery of the Authorization Opinion.
SECTION 3.    Representations and Warranties. The Issuer hereby represents and warrants to the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary and the Administrative Agents that as of the date hereof, (i) the Issuer is in compliance with all the terms and provisions set forth in the Indenture on its part to be observed or performed and remains bound by the terms thereof, and (ii) after giving effect to the terms of this Amendment, no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Indenture.
SECTION 4.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Indenture shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.
SECTION 5.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 6.    Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment.
SECTION 7.    Counterparts. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile or other electronic transmission, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.
SECTION 8.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.
NATIONSTAR AGENCY ADVANCE FUNDING TRUST, as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By:        /s/ Adam Scozzafava
Name:    Adam Scozzafava
Title:        Vice President
[Signatures Continue]

NATIONSTAR MORTGAGE LLC,
as Administrator and Servicer
By:        /s/ Amar Patel
Name:    Amar Patel
Title:        Executive Vice President
[Signatures Continue]

THE BANK OF NEW YORK MELLON,
not in its individual capacity, but solely as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary
By:        /s/ Michael D. Commisso
Name:    Michael D. Commisso
Title:        Vice President
[Signatures Continue]

BARCLAYS BANK PLC,
as Administrative Agent
By:        /s/ Joseph O’Doherty
Name:    Joseph O’Doherty
Title:        Managing Director
[Signatures Continue]

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent
By:        /s/ Oliver Nisenson
Name:    Oliver Nisenson
Title:        Director
By:        /s/ Jason Muncy
Name:    Jason Muncy
Title:        Vice President
[Signatures End]

ACTIVE 208988716v.1